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                                    EXHIBIT E

         [Columbia Management Multi-Strategy Hedge Fund, LLC Letterhead]


     THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE
                 LIMITED LIABILITY COMPANY INTEREST IN THE FUND.

October 28, 2003


Dear Investor:

          Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund") has received and accepted for purchase your tender of a limited liability company interest in the Fund.

          Because you have tendered and the Fund has purchased your entire investment, you will be entitled to receive an initial payment of 90% of the purchase price based on the unaudited net asset value of the Company as of December 31, 2003 (the "Valuation Date"), in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated _________________ no later than February 4, 2004, unless the valuation date of the Interests has changed, or the Fund has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

          The terms of the tender offer provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you within 120 days after the Valuation Date or such earlier date as the Fund's Board of Directors may determine, according to the terms of the tender offer.

          If you have any questions, please contact your dedicated relationship team at Fleet Private Clients Group or the Fund's Tender Offer Administrator at
(302) 791-2810. The Fleet Alternative Investments group is also available and can be reached at (888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,


Columbia Management Multi-Strategy Hedge Fund, LLC


Enclosure

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         [Columbia Management Multi-Strategy Hedge Fund, LLC Letterhead]


February 4, 2004


Dear Member of Columbia Management Multi-Strategy Hedge Fund, LLC:

          Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your limited liability company interest in Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund").

          Because you have tendered and the Fund has purchased your entire investment, you have been paid 90% of the purchase price based on the estimated unaudited net asset value of the Fund as of December 31, 2003 (the "Valuation Date"), in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated _________________.

          The balance of the purchase price, if any, will be paid to you within 120 days after the Valuation Date or on such earlier date as the Fund's Board of Directors may determine, according to the terms of the tender offer.

          If you have any questions, please contact your dedicated relationship team at Fleet Private Clients Group or the Fund's Tender Offer Administrator at
(302) 791-2810. The Fleet Alternative Investments group is also available and can be reached at (888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,


Columbia Management Multi-Strategy Hedge Fund, LLC


Enclosure

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         [Columbia Management Multi-Strategy Hedge Fund, LLC Letterhead]

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE FUND.


October 28, 2003


Dear Investor:

          Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund") has received and accepted for purchase your tender of a portion of your limited liability company interest in the Fund.

          Because you have tendered and the Fund has purchased a portion of your investment, you are entitled to receive a payment of 100% of the purchase price based on the unaudited net asset value of the Fund as of December 31, 2003, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated _______________________ no later than February 4, 2003, unless the valuation date of the Interests has changed, or the Fund has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

          You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

          If you have any questions, please contact your dedicated relationship team at Fleet Private Clients Group or the Fund's Tender Offer Administrator at
(302) 791-2810. The Fleet Alternative Investments group is also available and can be reached at (888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,


Columbia Management Multi-Strategy Hedge Fund, LLC


Enclosure

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         [Columbia Management Multi-Strategy Hedge Fund, LLC Letterhead]


February 4, 2004


Dear Member of Columbia Management Multi-Strategy Hedge Fund, LLC:

          Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your limited liability company interest in Columbia Management Multi-Strategy Hedge Fund, LLC (the "Fund").

          Because you have tendered and the Fund has purchased your entire investment, you have been paid 100% of the purchase price based on the estimated unaudited net asset value of the Fund as of December 31, 2003, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated
________________________.

          If you have any questions, please contact your dedicated relationship team at Fleet Private Clients Group or the Fund's Tender Offer Administrator at
(302) 791-2810. The Fleet Alternative Investments group is also available and can be reached at (888) 786-9977 to address any questions regarding the tender offer or the Fund, in general.

Sincerely,


Columbia Management Multi-Strategy Hedge Fund, LLC


Enclosure